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                                                                   Exhibit 10.15

                              EMPLOYMENT AGREEMENT


     AGREEMENT, dated as of June 1,1999, between Technor International, Inc., a Nevada corporation (the "Company"), and Lynn Duplessis ("Executive").

                              W I T N E S S E T H:

     WHEREAS, the Company is engaged in the business of [developing and marketing products related to its cellular network tracking system] (as such business is from time to time conducted by the Company and its affiliates during the term of this Agreement, the "Business");

     WHEREAS, the Company wishes to assure itself of the availability of the advice and services of Executive in connection with the Business; and

     WHEREAS, Executive wishes to be employed by the Company;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

     1. EMPLOYMENT AND TERM. Subject to the terms and conditions of this Agreement, and unless earlier terminated as set forth herein, the Company agrees to employ Executive, and Executive hereby accepts employment by the Company, for the two-year period commencing on the date hereof; PROVIDED, HOWEVER, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the term of this Agreement shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date, either Executive or the Company shall give notice that the term of this Agreement shall not be so extended (the initial term, together with all renewal terms, is sometimes referred to herein as the "Term").

     2. DUTIES. During the Term, Executive shall serve the Company as its Vice President, and shall perform such executive and other duties for the Company, or any division, subsidiary, affiliate or joint venture of the Company, as are incident to such position and as may reasonably be requested by the Board of Directors of the Company and under their direction. During the Term, Executive shall devote her entire business time, attention and energies, on a full-time basis, to duties under this Agreement.

     3. COMPENSATION.

     a. BASE SALARY. During the Term, the Company shall pay to Executive, in equal installments no less frequently than twice per month (or at such other intervals as are in effect from time to time for other executive employees of the Company), an annual base salary of $96,000 (such amount, as the same may hereafter be modified by mutual agreement of Executive


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and the Company, to be reviewed once per year, being referred to herein as the
"Base Salary"). In addition, Executive may be awarded, at the Company's sole and exclusive discretion, bonus compensation. Any such bonus compensation shall be payable at such times as the Company may determine, but only if Executive is, as of the date of such payment, an employee in good standing and not subject to any of the notices described in Section 4.

     b. BENEFITS. Executive shall be entitled to participate in such benefit plans, including stock option, medical, health, retirement and other plans, as may be established and maintained from time to time for executive employees of the Company generally.

     c. REIMBURSEMENT OF EXPENSES. Executive shall be entitled to reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by her in the performance of her duties hereunder. Executive shall submit on a timely basis such itemized accounts of such expenses, together with such vouchers or receipts for individual expense items, as the Company may from time to time require under its established policies and procedures. The Company's payments hereunder shall be made within a reasonable time following its receipt of such itemized accounts.

     d. VACATION. Executive shall be entitled to 6 weeks' vacation each calendar year during the Term (such period to be pro-rated based on the actual number of working days for which Executive is employed during a calendar year). Executive shall be entitled to additional compensation for any vacation time not taken in respect of any calendar year, and Executive shall be entitled to carry over into any succeeding year any unused vacation time.

     e. DISABILITY. Except as hereinafter provided, the Company shall pay Executive, for any period (up to a maximum of six months during the Term) in which she is unable fully to perform her duties because of physical or mental disability or incapacity, an amount equal to the Base Salary due her for such period pursuant to Section 3(a), less the aggregate amount of all income disability benefits which for such period she may receive by reason of (i) any group health insurance plan, or disability insurance plan paid for by the Company, in each case which is intended to function as a salary replacement plan, (ii) any applicable compulsory state disability law, (iii) the Federal Social Security Act, (iv) any applicable workmen's compensation law or similar law and (v) any plan towards which the Company or any subsidiary or affiliate of the Company (including any predecessor of any thereof) has contributed or for which it has made payroll deductions, such as group accident or health policies, other than those that reimburse for actual medical expenses.

     f. KEY MAN INSURANCE. Executive agrees that the Company may obtain key man life insurance with respect to Executive, and in connection therewith, agrees to submit to all reasonable and customary examinations by the provider of such life insurance.

     4. TERMINATION OF EMPLOYMENT.

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     a. CAUSE. The Company shall have the right, at any time effective upon notice to Executive, to terminate Executive's employment for "Cause," defined, for purposes hereof, as (i) malfeasance, gross neglect or willful misconduct in the performance of Executive's duties hereunder; (ii) conviction of a felony;
(iii) failure to perform any of Executive's material obligations under this Agreement (other than by reason of death or disability contemplated by Section 3(e) or 4); (iv) fraud, dishonesty or unlawful conduct against the Company or any of its or its affiliates' employees; or (v) a material breach of this Agreement by Executive; PROVIDED, in the case of any default under clause (iii),
(iv) or (v) that is susceptible to cure, that such default continues uncured 15 days after written notice thereof from the Company to Executive.

     b. DISABILITY; DEATH. In the event that Executive, due to physical or mental disability or incapacity, is unable to substantially perform her duties hereunder for a period of more than six months during the Term, the Company or Executive shall have the right to terminate this Agreement and Executive's employment hereunder upon 30 days' prior written notice and termination shall be effective on the 30th day after receipt of such notice by the other party. In the event that Executive is able to and recommences rendering services and performing her duties hereunder within such 30-day notice period, Executive shall be reinstated and such notice shall be without further force or effect. If Executive dies during the Term, this Agreement shall terminate immediately upon her death.

     c. TERMINATION BY EXECUTIVE FOR GOOD REASON. Executive may terminate her employment hereunder, such termination to be effective on written notice to the Company, for any of the following reasons:

          (i) the assignment to Executive of any duties inconsistent in any material respect with Executive's position (including status, office, titles and reporting requirements), authority, duties or responsibilities as contemplated by this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; or

          (ii) the Company materially breaches its obligations under this Agreement;

PROVIDED that any such action or default shall not have been remedied by the Company within 15 days after receipt of notice thereof given by Executive.

     d. VOLUNTARY TERMINATION BY EXECUTIVE. Executive may terminate her employment under this Agreement on six months' written notice to the Company at any time.

     5. EFFECTS OF TERMINATION.

     a. In the event that Executive's employment is terminated pursuant to
Section 4(a) or 4(d) hereof, (i) Executive's employment hereunder shall immediately cease, (ii) the


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Company shall pay to Executive her accrued and unpaid salary, accrued vacation time and expense reimbursement through the date of termination in accordance with the Company's usual procedures, and (iii) all then non-exercisable stock options shall immediately and automatically terminate. Once the amounts referred to in clause (ii) are paid, however, the Corporation shall have no further obligation to Executive.

     b. In the event that Executive's employment is terminated pursuant to
Section 4(b) hereof as a result of Executive's death, (i) Executive's employment hereunder shall cease in accordance with Section 4(b), (ii) the Company shall pay to Executive her accrued and unpaid salary, accrued vacation time and expense reimbursement through the date of termination in accordance with the Company's usual procedures, (iii) all then non-exercisable stock options shall immediately and automatically terminate, and (iv) any vested options shall be transferred in accordance with Executive's will; PROVIDED that nothing in this paragraph (b) shall alter any right of Executive (or her legal representative) to receive death benefits provided in accordance with the terms of a benefit plan in which Executive participates if Executive's employment is terminated pursuant to Section 4(b) hereof.

     c. In the event that Executive's employment is terminated pursuant to
Section 4(b) hereof as a result of Executive's disability, (i) the Company shall pay to Executive her accrued and unpaid salary, accrued vacation time and expense reimbursement through the date of termination in accordance with the Company's usual procedures, (ii) the Company shall continue to pay to Executive her Base Salary, and all associated benefits, for a period of six months following such date of termination, in accordance with the Company's usual procedures; (iii) any nonexercisable stock options which would otherwise have become vested in accordance with their terms within such six-month period if Executive's employment shall have continued shall be vested; and (iv) any stock options which are not vested at the end of such six-month period shall automatically terminate at the end of such six-month period; PROVIDED that nothing in this paragraph (c) shall alter any right of Executive (or her legal representative) to receive disability benefits provided in accordance with the terms of a benefit plan in which Executive participates if Executive's employment is terminated pursuant to Section 4(b) hereof.

     d. In the event that Executive's employment hereunder is terminated by the Company other than pursuant to Section 4(a) or (b) or if Executive's employment is terminated pursuant to Section 4(c), then: (i) Executive shall be entitled to receive, and the Company shall continue to pay to Executive, the Base Salary specified in Section 3(a) for one year following the effective date of such termination, (ii) Executive shall be entitled, during the period during which such severance payment is being paid, to receive all benefits under the Company's medical insurance, disability insurance, life insurance and other benefit plans as are then in effect for executives of the Company, (iii) any nonexercisable stock options which would otherwise have become vested in accordance with their terms within such one-year period if Executive's employment shall have continued shall be vested; and (iv) any stock options which are not vested at the end of such one-year period shall automatically terminate at the end of such one-year period.


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     e. Executive's obligations pursuant to Sections 6 and 7 hereof shall survive any termination of this Agreement for any reason whatsoever.

     f. TERMINATION IN CERTAIN CIRCUMSTANCES AFTER A CHANGE OF CONTROL. If any of the following shall occur:

          (i) The acquisition by any person, entity or "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act if 1934, as amended (the "Exchange Act")) (other than the Company, its affiliates or any Company benefit plan that acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

          (ii) The failure of the individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board"), to constitute at least a majority of the Board of Directors; PROVIDED that any person who becomes a director subsequent to the date hereof whose recommendation, election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to be a member of the Incumbent Board; or

          (iii) The consummation by the Company of a reorganization, share exchange, merger or consolidation in which the persons who were the stockholders of the Company immediately prior to such reorganization, share exchange, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company;

and if Executive's employment is terminated within twelve months of any of the foregoing events (other than pursuant to Sections 4(a), 4(b) or 4(d) hereof, (x) the Company shall pay to the Executive, as severance pay or liquidated damages or both, during the twelve-month period immediately following such termination, the amount of Base Salary that the Executive would have been entitled to receive during such period had the Executive's employment not been so terminated; (y) Executive shall be entitled, during the period during which such severance payment is being paid, to receive all benefits under the Company's medical insurance, disability insurance, life insurance and other benefit plans as are then in effect for executives of the Company, and (z) any nonexercisable stock options which would otherwise have become vested in accordance with their terms within such one-year period if Executive's employment shall have continued shall be vested.

     6. CONFIDENTIALITY.


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     a. Executive understands and acknowledges that, as a result of Executive's employment with the Company, she shall necessarily become informed of, and shall have access to, confidential information of the Company, including, without limitation, the contents of this Agreement, inventions, trade secrets, technical information, know-how, plans, marketing plans and information, pricing information, identity of providers and their patients and prospective providers and their patients and identity of suppliers, and that such information, even though it may be developed or otherwise acquired by Executive, is the exclusive property of the Company to be held by Executive in a fiduciary capacity and solely for the Company's benefit. Executive shall not at any time, either during or subsequent to her employment hereunder, reveal, report, publish, transfer or otherwise disclose to any person, company or other entity, or use for own benefit, any of the Company's confidential information which Executive, in the exercise of reasonable diligence, knows or should know to be confidential, without the written consent of the Company, except for use on behalf of the Company in connection with the Business, and except for such information which is or becomes of general public knowledge from authorized sources other than Executive.

     b. Upon the termination of her employment with the Company for any reason, Executive shall promptly deliver to the Company all manuals, letters, notes, notebooks, reports, documents and copies thereof and all other materials, including, without limitation, those of a secret or confidential nature, relating to the Business that are in Executive's possession or control.

     c. For purposes of this Section 6, the term "Company" includes the Company, any predecessor company, and any of their respective affiliates.

     7. NON-COMPETITION.

     a. Subject to the provisions of paragraph (b) hereof, Executive agrees that, for the period commencing on the date hereof and ending two years after the termination of employment with the Company for any reason, she shall not, in any country in the world in which the Company then engages in the Business (or in such lesser area or for such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Executive), directly or indirectly:

          (i) engage, as an employee, officer, independent contractor or in any other capacity, in any activity for or on behalf of any person or entity (other than the Company) in a line of business competitive with the Business or any aspect thereof or engage in any manner in the Business;

          (ii) except for the benefit of the Company, solicit or attempt to solicit business of entities who were providers for, or customers of, the Company at any time within the prior two years (including prospective providers or customers solicited by the Company) for products or services the same or similar to those offered, sold, produced or under


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     development by the Company, or dealt in by Executive, during her employment therewith;

          (iii) interfere with the Company, the Business or the conduct thereof by the Company, or otherwise divert or attempt to divert from the Company any business whatsoever;

          (iv) hire, solicit or attempt to solicit for participation or employment in any business endeavor any employee of the Company;

          (v) use the name of the Company or any name used by the Company, or any name similar to any thereof, whether or not registered; or

          (vi) render any services as an officer, director, employee, partner, consultant or otherwise to, or have any interest as a member, stockholder, partner, lender or otherwise in, any person or entity that is engaged in activities which, if performed by Executive, would violate this Section 7.

The foregoing shall not prevent Executive from purchasing up to five percent of the voting securities of any other entity, the securities of which are publicly-traded, during the time which the Executive is actively employed by the Company.

     b. In the event Executive's employment is terminated under the circumstances contemplated by paragraphs (c) or (d) of Section 5, the obligations of Executive set forth under this Section 7 shall only continue in effect so long as the Company continues to pay to Executive her Base Salary (in the intervals set forth in Section 3(a)) during the one-year period following termination of such employment.

     c. Executive agrees that the restrictions on competition set forth in this
Section 7 are reasonable and are properly required for the adequate protection of the Business of the Company. Executive represents that her experience, capabilities and circumstances are such that the provisions of this Section 7 will not prevent her from earning an appropriate livelihood.

     8. REMEDIES AND SURVIVAL. Because the Company does not have an adequate remedy at law to protect its interest in its confidential information and its Business from Executive's competition, the Company shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Sections 6 or 7, be available to the Company. The provisions of Sections 5 through 8 of this Agreement shall survive any termination of Executive's employment with the Company.

     9. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes any prior or contemporaneous agreements or understandings with respect to its subject matter and shall not be


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modified or terminated except by another agreement in writing executed by the
Company and Executive.

     10. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

     11. SUCCESSORS AND ASSIGNS. Neither party shall have the right to assign this personal Agreement, or any rights or obligations hereunder, without the consent of the other party; PROVIDED, HOWEVER, that upon the sale or transfer of all or substantially all of the assets and business of the Company to another party, or upon the merger or consolidation of the Company with another Company, this Agreement shall inure to the benefit of, and be binding upon, both Executive and the party purchasing or acquiring such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other party were the Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and bind, the parties hereto and their legal representatives, heirs, successors and permitted assigns.

     12. CONSTRUCTION; COUNTERPARTS. The headings contained in this Agreement are for convenience only and shall in no way restrict or otherwise affect the construction of the provisions hereof. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     13. ARBITRATION; GOVERNING LAW. This Agreement shall be governed by the laws of the State of Nevada applicable to agreements made and fully to be performed therein by residents thereof. Any dispute arising out of or in connection with this Agreement, including, without limitation, disputes over the nature of any termination hereof, shall be finally determined by binding arbitration in New York before a single arbitrator chosen in accordance with the rules of the American Arbitration Association then and there obtaining. The arbitration shall be conducted in accordance with such rules, and the arbitrator shall have the authority to order such injunctive relief as she may determine, to determine how the parties shall bear the costs of such arbitration, and to award such damages (but not any punitive or exemplary damages) as are appropriate. Each of the parties hereby waives any and all objections or it may have with respect to the jurisdiction of such arbitral forum or the inconvenience of its venue.


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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.


                                       TECHNOR INTERNATIONAL, INC.


                                       By: /s/ Peter Henricsson
                                          --------------------------------------
                                              President

                                           /s/ Lynn Duplessis
                                          --------------------------------------
                                              Executive




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